UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Royalty Pharma plc

(Exact name of registrant as specified in its charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On January 10, 2025, Royalty Pharma Holdings Ltd. (“RPH”), a subsidiary of Royalty Pharma plc (the “Company”), entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with Royalty Pharma, LLC, a Delaware limited liability company (“RP LLC”), RP Management, LLC, a Delaware limited liability company (“RP Management”), and the sellers named therein (the “Sellers”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH will acquire all of the equity interests of RP LLC from the Sellers (the “Transaction”). The aggregate consideration to be paid to the Sellers in the Transaction will consist of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RP Management and RP LLC and their respective subsidiaries from January 1, 2025 through the closing date, subject to customary adjustments and (ii) 24,530,266 non-voting shares of RPH (the “Share Consideration”). In addition, RPH agreed to assume RP Management’s $380 million term loan facility and all outstanding indebtedness thereunder. The Share Consideration received by Pablo Legorreta is subject to vesting on a straight-line basis over five years and is subject to forfeiture if he (i) resigns or voluntarily ceases to have a business relationship with the Company group during that period, (ii) is terminated as a service provider of the Company group for cause, or (iii) breaches certain restrictive covenant obligations. The Share Consideration received by the management members of RP Management, other than Pablo Legorreta, are subject to vesting on a straight-line basis over nine years, with vesting to commence effective January 1, 2025, and are subject to forfeiture if the executive’s employment terminates for any reason, subject to certain exceptions. The Purchase Agreement includes customary representations and warranties, customary indemnification provisions and covenants and agreements relating to, among others, the conduct of RP Management’s business during the period between the execution of the Purchase Agreement and the closing, the efforts of the parties to cause the Transaction to be completed, a four-year non-competition and non-solicitation restriction on Pablo Legorreta, and eighteen month restrictions in the case of certain other management members of RP Management.

The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of the representations and warranties, (ii) material compliance with the covenants contained therein, (iii) the absence of law and court or regulatory order preventing or prohibiting the consummation of the Transaction, (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (v) the absence of any RP Management material adverse effect, (vi) requisite shareholder approvals, including by the Company’s shareholders, of the Purchase Agreement and related agreements and the Transaction and the grant of allotment authority for the issuance of the Company’s Class A ordinary shares upon exchange of an equivalent number of Class B ordinary shares of RPH as the Share Consideration, (vii) requisite investor consents, and (viii) certain amendments to RP Management’s management agreements, RPH’s and its subsidiaries’ organizational documents and certain other documents. The Purchase Agreement provides for customary termination rights for the parties, including if the Transaction is not consummated on or before August 1, 2025.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms of the Purchase Agreement are fair to, and in the best interests of, RPH and the Company and the Company’s shareholders, (ii) approved, adopted and declared advisable the Purchase Agreement and the transactions contemplated thereby, (iii) directed that the approval and adoption of the Purchase Agreement and the transactions contemplated thereby be submitted to a vote at a meeting of the Company’s shareholders and (iv) recommend that the Company’s shareholders approve the adoption of the Purchase Agreement and the transactions contemplated thereby. Additionally, members of the Company Board and members of the senior management of RP Management have entered into Voting Agreements pursuant to which such Individuals agreed to vote their Company shares (subject to certain exceptions) in favor of the transaction at the shareholders meeting.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) are subject to materiality qualifications contained in the Purchase

Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iv) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Share Consideration (and any shares of the Company issuable upon the redesignation of the Share Consideration) to the Sellers will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company will rely on this exemption from registration based in part on representations made by the Seller.

Item 7.01.     Regulation FD Disclosure.

Press Release

On January 10, 2025, the Company issued a press release announcing the entry by the Company into the Purchase Agreement and that the Company Board has approved a new $3 billion share repurchase program. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Presentation

On January 10, 2025, the Company posted on its website, www.royaltyphrama.com, under “Investors,” an investor presentation (the “Investor Presentation”). A copy of the Investor Presentation that was posted by the Company is furnished as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

The information included under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically incorporated by reference into any such filing.

Transcript of Investor Call

On January 10, 2025, the Company held a call with its investors announcing the entry by the Company into the Purchase Agreement and the approval of a new $3 billion share repurchase program. The full text of the transcript of the investor call is furnished as Exhibit 99.3 hereto and is incorporated in this Item 7.01 by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

2.1	Membership Interests Purchase Agreement, dated January 10, 2025, among Royalty Pharma, LLC, RP Management, LLC, the Sellers named therein and Royalty Pharma Holdings Ltd.
99.1	Press Release of Royalty Pharma plc dated January 10, 2025
99.2	Investor Presentation
99.3	Transcript of Investor Call
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth, and plans for capital deployment, plus the benefits of the Transaction, including cash savings, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify such forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements, including because the Transaction is subject to shareholder approval. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of Royalty Pharma’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. Royalty Pharma does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law. For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

In connection with the Transaction, Royalty Pharma will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of Royalty Pharma seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING ROYALTY PHARMA, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=894081&owner=exclude. Copies of documents filed with the SEC by Royalty Pharma will be made available free of charge by accessing its website at https://www.royaltypharma.com/investors/ or by contacting Royalty Pharma via email by sending a message to ir@royaltypharma.com.

Participants in the Solicitation

Royalty Pharma and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Royalty Pharma in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Royalty Pharma and other persons who may be deemed to be participants in the solicitation of stockholders of Royalty Pharma in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of Royalty Pharma and their ownership of Royalty Pharma common stock is also set forth in Royalty Pharma’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000114036124022029/ny20020881x1_def14a.htm) and in Royalty Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000180276824000012/rprx-20231231.htm). Information about the directors and executive officers of Royalty Pharma, their ownership of the Royalty Pharma common stock, and Royalty Pharma’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Stockholder Matters”

included in Royalty Pharma’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000180276824000012/rprx-20231231.htm), and in the sections entitled “Certain Relationships and Related Party Transactions,” and “Security Ownership of Certain Beneficial Owners,” included in the Company’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 25, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000114036124022029/ny20020881x1_def14a.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: January 10, 2025	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer